Exhibit 10.10
[MONTH] [●], 2026
[Mr. / Ms. / Mrs.] [LAST NAME]
Claritev Corporation
[ADDRESS]
Re: Severance
Dear [NAME]:
You previously entered into that certain letter (the “Severance Letter”), dated [___] between you and Claritev Corporation (f/k/a Multiplan Corporation), a Delaware corporation (the “Company”). Pursuant to the terms of the Severance Letter, the Severance Letter may be amended by a signed agreement in writing between you and the Company. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Severance Letter.
Accordingly, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and mutual covenants and conditions contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
•All uses of the term “one-year period” in the Severance Letter shall hereby be deleted and replaced with “two-year period.”
All provisions of the Severance Letter that are not expressly modified hereby shall remain in full force and effect. From and after the date hereof, all references to “this letter” or “this letter agreement” in the Severance Letter shall mean the Severance Letter as amended by this letter. Your employment remains at-will, meaning that you and the Company may terminate the employment relationship at any time, with or without cause, and with or without notice.
Please sign and date this letter agreement and return the signed copy to the Company’s Chief People Officer by [DATE], 2026.
Very truly yours,
CLARITEV CORPORATION
By: __________________________________________
Name:
Title:

AGREED TO BY EXECUTIVE:
By: __________________________________________
Name: